SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K /A
AMENDMENT NUMBER 2

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report	July 29, 2004
(Date of earliest event reported)	(July 26, 2004)

     HEARTLAND FINANCIAL, USA, INC.
      (Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24724	42-1405748
(Commission File Number)	(I.R.S. Employer Identification Number)

1398 Central Avenue, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

(563) 589-2100
(Registrant's telephone number, including area code)

On July 28, 2004, Heartland Financial USA, Inc. (the "Company") filed an Amendment No. 1 to Current Report on Form 8-K/A (the "First Amendment") amending the Current Report on Form 8-K filed by the Company on July 26, 2004 (the "Original Report"). The First Amendment was identical to the Original Report except for the correction of the information disclosed in the line item "Common shares outstanding, net of treasury" in the Consolidated Financial Highlights contained in Exhibit 99.1. The explanatory note leading into the text of the press release filed as Exhibit 99.1 to the First Amendment incorrectly indicated that certain column headings also were changed in the Consolidated Financial Highlights. Additionally, the Company discovered that the column headings in the version of the press release that was distributed were incorrect, although the column headings were correct in the version of the press release that was filed with the First Amendment.

To clarify the contents of the corrected press release, the Company is filing this Amendment No. 2 to Form 8-K. The press release attached hereto as Exhibit 99.1 is correct and is identical to the press release issued with the First Amendment with the exception of the explanatory paragraphs regarding the reason for the corrected press release.

Item 7.    Financial Statements and Exhibits

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    None.

(b)  PRO FORMA FINANCIAL INFORMATION.

    None.

(c)  EXHIBITS

      99.1   Corrected press release dated July 29, 2004.

Item 12.    Results of Operations and Financial Condition

On July 26, 2004,  Heartland Financial USA, Inc. issued a press release announcing its earnings for the quarter ended June 30, 2004. On July 27, 2004, a corrected press release was issued that was otherwise identical to the press release issued on July 26, 2004, except for the correction of the information disclosed in the line item "Common shares outstanding, net of treasury" in the Consolidated Financial Highlights. A second corrected press release was issued on July 29, 2004, to further clarify the contents of the first corrected press release. The second corrected press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.

Date: July 29, 2004	By:	/s/ John K. Schmidt

Executive Vice President, CFO and COO